                                                                                                       Exhibit 21


                                            Subsidiaries of the Company
        -------------------------------- ---------------------------------- --------------------------------------
                  Subsidiary                 Jurisdiction of Formation                Company's Ownership
        -------------------------------- ---------------------------------- --------------------------------------
        Commtouch do Brasil LTDA         Brazil                             99% owned by Commtouch Latin America
                                                                              1% owned by Company
        -------------------------------- ---------------------------------- --------------------------------------
        Commtouch Inc.                   California                         100%
        -------------------------------- ---------------------------------- --------------------------------------
        Commtouch K.K.                   Japan                               94.17% owned by Company
                                                                               5.83% owned by CSK (Japan)
        -------------------------------- ---------------------------------- --------------------------------------
        Commtouch Latin America Inc.     Delaware                           100%
        -------------------------------- ---------------------------------- --------------------------------------
        Commtouch (UK) Ltd.              United Kingdom                     100%
        -------------------------------- ---------------------------------- --------------------------------------
        Wingra Technologies, LLC.        Wisconsin                          100%
        -------------------------------- ---------------------------------- --------------------------------------